HARDING, LOEVNER FUNDS

FORM N-SAR

File No. 811-07739

Fiscal Year Ended October 31, 2016

Exhibit List

(a)	EX-99.77B: Accountant’s report on internal control

(b)	Exhibit 99.77Q 1(a) Copies of any material amendments to the registrant’s charter or by-laws
(i)	Articles Supplementary, dated November 16, 2016, (as previously filed on December 19, 2016 in Post-Effective Amendment No. 50 to Registrant’s Registration Statement on Form N-1A (Accession No. 0001193125-16-796651)), is incorporated herein by reference

(b)	Exhibit 99.77Q(d) Copies of all constituent instruments defining the rights of the holders of any new class of securities and of any amendments to constituent instruments referred to in answer to sub-item

(i)	Investor Class and Institutional Class shares (each a “New Class”) of the Global Equity Research Portfolio and Emerging Markets Research Portfolio were created during the period covered by this N-SAR for the Harding, Loevner Funds, Inc. Each New Class is described in the prospectus and statement of additional information filed on December 19, 2016 (Accession No. 0001193125-16-796651).

(d)	Exhibit 99.77Q 1(e) Copies of any new or amended investment advisory contracts

(i)	Amended Schedule B to the Investment Advisory Agreement, effective November 1, 2016, (as previously filed on December 19, 2016 in Post-Effective Amendment No. 50 to Registrant’s Registration Statement on Form N-1A (Accession No. 0001193125-16-796651)), is incorporated herein by reference

(ii)	Investment Advisory Agreement, dated December 19, 2016, between the Portfolio, and Harding, Loevner LP, (as previously filed on December 19, 2016 in Post-Effective Amendment No. 50 to Registrant’s Registration Statement on Form N-1A (Accession No. 0001193125-16-796651)), is incorporated herein by reference

(iii)	Advisory Fee Waiver and Expense Reimbursement Agreement, dated November 1, 2016, between the Registrant and Harding, Loevner LP, (as previously filed on December 19, 2016 in Post-Effective Amendment No. 50 to Registrant’s Registration Statement on Form N-1A (Accession No. 0001193125-16-796651)), is incorporated herein by reference

(iv)	Advisory Fee Waiver and Expense Reimbursement Agreement, dated December 19, 2016, between the Registrant and Harding, Loevner LP, (as previously filed on December 19, 2016 in Post-Effective Amendment No. 50 to Registrant’s Registration Statement on Form N-1A (Accession No. 0001193125-16-796651)), is incorporated herein by reference